UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

CONATUS PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Drive, Suite 200 San Diego, CA	92127
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 8, 2014, Conatus Pharmaceuticals Inc. (the “Company”) announced that its late-breaking abstract was accepted for a poster presentation at The Liver Meeting®, the annual meeting of the American Association for the Study of Liver Diseases (“AASLD”) in Boston November 7-11, 2014. The poster, entitled “Rapid and statistically significant reduction of markers of apoptosis and cell death in subjects with mild, moderate and severe hepatic impairment treated with a single dose of the pan-caspase inhibitor, emricasan,” will be presented on Monday, November 10, 2014.

In the abstract, the Company disclosed that its lead drug candidate, the orally active pan-caspase protease inhibitor emricasan, reduced key biomarkers in a recently completed, single-dose, pharmacokinetic (“PK”)/pharmacodynamic (“PD”) Phase 1 clinical trial in subjects with mild, moderate or severe hepatic impairment (defined using the Child-Pugh criteria). Emricasan was administered to 28 subjects with hepatic impairment and 8 matched control subjects, and serial blood samples were collected over a 48 hour period. Levels of three key biomarkers of apoptosis (caspase-cleaved cytokeratin 18), cell death (full-length cytokeratin 18), and caspase enzymatic activity (caspase 3/7) were elevated at trial baseline correlating to disease severity, and demonstrated rapid and statistically significant reductions after a single 50 mg oral dose of emricasan in all hepatic impairment subjects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2014	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Steven J. Mento, Ph.D.
	Name:	Steven J. Mento, Ph.D.
	Title:	President & Chief Executive Officer